Exhibit 99.1

HARRY & DAVID HOLDINGS, INC. COMPLETES SALE OF

JACKSON & PERKINS® BUSINESS

MEDFORD, Oregon, April 11, 2007 – Harry & David Holdings, Inc. announced today that Harry & David Operations Corp. (the “Company”) and its Jackson & Perkins Operations subsidiary have completed the previously announced sale of its Jackson & Perkins business, including the direct marketing and wholesale businesses, the Jackson & Perkins® brand, catalog, e-commerce website and associated inventory, including premium rose plants, horticultural products and home and garden décor, as well as its direct marketing and wholesale customer lists and relationships, to an investment group led by Donald and Glenda Hachenberger. The transaction closed on April 10, 2007.

The sale price was $17 million in cash and approximately $4 million comprised of a deferred Note Payable, product credits and deferred inventory payments. In connection with the sale, the Company will provide certain transitional services, including agricultural and horticultural services through the end of June 2007, certain wholesale operational services during 2007, and certain direct marketing operational services and rose fulfillment through the end of June 2008.

Bill Williams, President and Chief Executive Officer, stated, “The sale of Jackson and Perkins will allow us to strategically refocus our efforts on growing the Harry and David business, where we see the greatest opportunities. We are proud of the outstanding reputation of Jackson & Perkins premium rose plants and wish the new owners continued success.”

As previously announced, the Company anticipates that the sale of approximately 3,200 acres in Wasco, California, and associated buildings and equipment to a private investment group in California will close in the Company’s fourth fiscal quarter ending June 30, 2007.

Harry & David Holdings, Inc. was advised in this transaction by WR Hambrecht + Co.

Forward-Looking Statements

Certain of the statements herein, including consummation of the transactions, the expected impact of the divestitures on our financial results and our ability to realize the expected benefits thereof, constitute “forward-looking statements” within the meaning of the federal securities laws. The impact of these divestitures on our financial position and results of operations is subject to a number of factors that may cause our actual results, levels of activity or achievements to be materially different from those expressed or implied by any forward-looking statements herein. These factors include, but are not limited to, risks relating to market demand for the Company’s products, production capabilities, relationships with customers, the implementation of the Company’s business and marketing strategies, competition, continued rising fuel and energy costs, financial leverage, postal rate increases, increase in labor costs and the availability of a seasonal work force, and changes in federal and state tax laws. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of those terms or other comparable terminology.

About Harry & David Holdings, Inc.

Harry & David Holdings, Inc., headquartered in Medford, Oregon, and owned by Wasserstein & Co., LP, is a leading multi-channel specialty retailer and producer of branded premium gift-quality fruit and gourmet food products and gifts marketed under the Harry and David® brand.

About Donald and Glenda Hachenberger

Donald and Glenda Hachenberger own several businesses in the horticultural industry, including Southern Sun, a technology company involved in plant propagation.

CONTACTS:

Company Contact	Media Contact	Investor Relations Contact
Steve O’Connell, CFO	Bill Ihle, EVP Corp. Relations	John Mills/Christine Lumpkins
Harry & David Holdings, Inc.	Harry & David Holdings, Inc.	Integrated Corporate Relations, Inc.
soconnell@harryanddavid.com	bihle@harryanddavid.com	jmills@icrinc.com
(541) 864-2164	(541) 864-2145	clumpkins@icrinc.com
(310) 954-1100